Exhibit 5.2



                  [Letterhead of Simpson Thacher & Bartlett]



                                           May 24, 2002


ARAMARK Corporation
ARAMARK Tower
1101 Market Street
Philadelphia, PA 19107

Ladies and Gentlemen:

          We have acted as counsel to ARAMARK Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company of an aggregate of 30,000,000 shares of Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3 and Class B Common Stock, each par value $0.01 per share, (together with rights to acquire Series C Preferred Stock pursuant to the Company's rights plan, the "Shares") pursuant to the ARAMARK Deferred Compensation Plan for Directors (the "Plan").

          We have examined the Registration Statement and the Plan. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that (1) when the Board of Directors of the Company (the "Board") and the committees thereof with delegated power have taken all necessary corporate action to authorize and approve the issuance of the Shares, and (2) upon issuance and delivery of the Shares in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

          We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

          We hereby consent to the filing of this opinion letter as
Exhibit 5.2 to the Registration Statement.

                                           Very truly yours,


                                           /s/ SIMPSON THACHER & BARTLETT